UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2018

Casa Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38324	75-3108867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Old River Road Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 688-6706

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

Recent Developments (preliminary and unaudited)

The consolidated financial statements of Casa Systems, Inc. (the “Company”) for its fiscal quarter ended March 31, 2018 are not yet available. Accordingly, the financial results it presents below are preliminary and subject to the completion of its financial closing procedures and any adjustments that may result from the completion of the quarterly review of its consolidated financial statements. As a result, these preliminary results may differ from the actual results that will be reflected in its consolidated financial statements for the quarter when they are completed and publicly disclosed. These preliminary results may change and those changes may be material.

The Company’s expectations with respect to its unaudited results for the period discussed below are based upon management estimates and are the responsibility of management. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results and, accordingly, does not express an opinion or any other form of assurance about them.

Although the results of the Company’s fiscal quarter ended March 31, 2018 are not yet finalized, the following information reflects its preliminary expectations with respect to such results based on currently available information:

•	Revenue is expected to be between $88.0 million and $89.0 million, representing an increase of 21.0% to 22.4% as compared to revenue of $72.7 million for the three months ended March 31, 2017. The year-over-year quarterly increase was primarily attributable to an increase in sales of its broadband products to existing customers in North America and Asia-Pacific.

•	Net income is expected to be between $17.2 million and $17.7 million, representing a decrease of 5.5% to 2.7% as compared to net income of $18.2 million for the three months ended March 31, 2017. The year-over-year quarterly decrease in net income was primarily attributable to a reduction in gross margin, due to an increase in sales of its hardware-based broadband products, and an increase in operating expenses due to an increase in headcount, stock-based compensation and expenditures for new product development.

•	Non-GAAP net income is expected to be between $21.0 million and $21.5 million, representing an increase of 5.5% to 8.0% as compared to non-GAAP net income of $19.9 million for the three months ended March 31, 2017. The year-over-year quarterly increase in non-GAAP net income was primarily attributable to an increase in sales of its broadband products, partially offset by a reduction in gross margin, due to an increase in sales of hardware-based broadband products, and an increase in operating expenses due to an increase in headcount and expenditures for new product development.

The estimates above represent the most current information available to management. A range for the preliminary results described above is provided because the Company’s financial closing procedures for the month and quarter ended March 31, 2018 are not yet complete.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company monitors and considers non-GAAP net income. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

The Company defines non-GAAP net income as net income as reported in its consolidated statements of operations, excluding the impact of stock-based compensation expense and changes in the fair value of warrant liability, both of which are non-cash charges, and the tax effect of those excluded items based on the application of its effective income tax rate for the period, and excluding the impact of the U.S. Tax Cuts and Jobs Act of 2017, which is a one-time non-recurring charge, and the actual tax charge for this excluded item. The Company has presented non-GAAP net income because it is a key measure used by the Company’s management and board of directors to understand and evaluate its operating performance, to establish budgets and to develop operational goals for managing its business. The presentation of non-GAAP net income also allows its management and board of directors to make additional comparisons of its results of operations to other companies in its industry.

The Company uses this non-GAAP financial measure to evaluate its operating performance and trends and make planning decisions. The Company believes that this non-GAAP financial measure helps identify underlying trends in its business that could otherwise be masked by the effect of the expenses that it excludes in the calculations of each non-GAAP financial measure. Accordingly, the Company believes that this financial measure provides useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects.

The Company’s non-GAAP financial measure is not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•	The Company excludes stock-based compensation expense from non-GAAP net income as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for the Company’s business and an important part of its compensation strategy;

•	The Company excludes the impact of the U.S. Tax Cuts and Jobs Act of 2017 from non-GAAP net income, although it represents a significant cash expense, because it is a one-time non-recurring charge; and

•	Other companies, including companies in the Company’s industry, may not use non-GAAP net income, or may calculate non-GAAP net income in a different manner than the Company does, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of this non-GAAP financial measure as a comparative measure.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The following tables reconcile non-GAAP net income and adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three Months Ended March 31, 2018 (Projected)		Three Months Ended March 31, 2017 (Actual)
	Low	High
	(in thousands)
Net income	$17,190	$17,730	$18,154
Stock-based compensation	4,230	4,230	1,900
Tax effect of excluded items	(423)	(423)	(109)

Non-GAAP net income	$20,997	$21,537	$19,945

Item 8.01	Other Events

The full text of a press release issued by Casa Systems, Inc. on April 23, 2018, announcing a proposed underwritten public offering is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated April 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASA SYSTEMS, INC.

Date: April 23, 2018	By:	/s/ Gary Hall
Gary Hall
Chief Financial Officer